Exhibit 99.1

VIASPACE ANNOUNCES PRIVATE FINANCING
OF UP TO $23.8 MILLION

$3.8 MILLION FIXED-PRICE CONVERTIBLE DEBENTURE
WITH $20 MILLION IN STANDBY EQUITY FINANCING

PASADENA, CA — November 8, 2006—VIASPACE Inc. (OTCBB: VSPC), a company dedicated to commercializing proven technologies from NASA and the US Department of Defense, announced today that it has closed on a financing with Cornell Capital Partners, LP. The financing includes a $3.8 million debenture, convertible into common stock of the Company at a fixed price of $0.60 per common share.

The $3.8 million is to be disbursed in three tranches. The first tranche in the gross amount of $1.5 million was received, net of fees, on November 6, 2006. A second tranche of $1.2 million will be disbursed upon filing of a registration statement by the Company for the underlying shares, and the remaining $1.1 million will be disbursed upon the effectiveness of the registration statement. The investor will also receive 5,775,000 warrants to purchase common stock of the Company in five different series with conversion prices ranging from $0.50 to $1.15, as well as certain fees, registration and other rights. Exercise of these warrants could provide the Company with an additional $4.05 million of gross capital. An over allotment option allows the investor to provide an additional $2.85 million of convertible debt at the same terms as the current debenture.

The proceeds of the financing will be used to help enable the Company to execute on its strategic plan, including planned expansion of its Direct Methanol Fuel Cell business, including its OEM relationships, and the defense contracts business of Arroyo Sciences.

As a separate transaction, the Company also entered into a 36 month Standby Equity Distribution Agreement (SEDA) with Cornell Capital Partners LP for up to $20 million in common stock equity financing. Subject to the terms and conditions of the agreement between VIASPACE and Cornell, VIASPACE, at its sole discretion and upon effectiveness of a registration statement relating to such shares, may sell registered shares of its common stock to Cornell at a 3% discount from the market.

VIASPACE expects to file a registration statement for the shares underlying the debentures and warrants on Form S-3 in the near term. These financings are subject to additional terms and conditions, including the effectiveness of a registration statement. For a complete description of the terms of the financing, we refer you to the Company’s Form 8-K filing made on November 8, 2006.

The VIASPACE securities described in this release have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. VIASPACE has agreed to file registration statements to register future resales of the securities by the investors and to cover the shares to be issued in connection with the SEDA. This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

About Cornell Capital Partners: Launched in 2001, Cornell Capital has committed over $1 billion in capital to over 150 companies listed in the US, UK, Australia, Brazil, Germany, Singapore and Canada. Cornell Capital Partners provides innovative financing solutions to growing companies in the small-cap sector, worldwide. For more information please visit: www.cornellcapital.com, or contact Michael D’Ecclesiis at 201-536-5182, e-mail michaelD@cornellcapital.com, or David Ratzker at 201-536-5130, e-mail dratzker@cornellcapital.com.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.